UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2023

Inter Parfums, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, NY 10176
(Address of Principal Executive Offices)

212.983.2640
(Registrant’s Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.001 par value per share	IPAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated November 7, 2023, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

●	The 1st, 2nd (consisting of a table), 3rd, 7th , 8th and 9th paragraphs relating to results of operations for the third quarter of 2023

●	Portions of the 4th paragraph relating to sales by territory

●	The 15th – 18th paragraphs relating to the earnings conference call scheduled for November 8, 2023

●	The unaudited consolidated statements of income and consolidated balance sheets

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated November 7, 2023, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

●	Portions of the 4th paragraph relating to potential sales in China for 2024

●	The 5th paragraph relating to Roberto Cavalli and Lacoste licenses

●	The 6th paragraph relating to advertising and promotional expenses for the 2023 fourth quarter

●	The 10th – 12th paragraphs relating to guidance

●	The 21st paragraph relating to forward looking information

●	The balance of such press release not otherwise incorporated by reference in Item 2.02 or 8.01

Item 8.01 Other Events

●	The 13th paragraph relating to our cash dividend

●	The 14th paragraph relating to our share buyback program

Item 9.01 Financial Statements and Exhibits.

99.1	Our press release dated November 7, 2023

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: November 7, 2023

Inter Parfums, Inc.

By:	/s/ Michel Atwood
Michel Atwood
Chief Financial Officer